EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 033-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 033-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878, 333-137879, 333-146107, 333-151804, 333-155978, and 333-162876) on Form S-8 of Electro Scientific Industries, Inc. and subsidiaries of our reports dated June 15, 2010, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. and subsidiaries as of April 3, 2010 and March 28, 2009 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for the years ended April 3, 2010 and March 28, 2009, and the ten-month period ended March 29, 2008, and the effectiveness of internal control over financial reporting as of April 3, 2010, which reports appear in the April 3, 2010 annual report on Form 10-K of Electro Scientific Industries, Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

June 15, 2010